UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities exchange act of 1934

Date of report (Date of earliest event reported): November 16, 2005

BRONCO DRILLING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	20-2902156
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, Oklahoma		73134
(Address of principal executive offices)		(Zip code)

(405) 242-4444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into A Material Agreement

Approval of Amendment No. 1 to 2005 Stock Incentive Plan

On November 8, 2005, the board of directors of Bronco Drilling Company, Inc. (the “Company”) approved Amendment No. 1 (the “Amendment”) to the 2005 Stock Incentive Plan (the “Plan”). On November 16, 2005, a majority of the stockholders of the Company approved the Amendment. The Amendment increased the maximum aggregate amount of Company Common Stock which may be issued upon exercise of all awards under the Plan, including incentive stock options, by 500,000 shares, to a maximum aggregate which may not exceed 1,000,000 shares, subject to certain adjustments.

The full text of the Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Please refer to Exhibit 10.1 for a more complete description of the terms of the Amendment.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to 2005 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

By:	/s/ Zachary M. Graves
Zachary M. Graves Chief Financial Officer

Date: November 17, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Bronco Drilling Company, Inc. 2005 Stock Incentive Plan